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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) November 24, 2000


                       KULICKE AND SOFFA INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


            PENNSYLVANIA               000-00121             23-1498399
     (State or other jurisdiction     (Commission        (I.R.S. Employer
          of incorporation)           File Number)       Identification No.)

     2101 Blair Mill Road, Willow Grove, PA                      19090
     (Address of Principal Executive Offices)                  (Zip Code)


         Registrant's telephone number, including area code (215) 784-6000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 11, 2000, Kulicke and Soffa Industries, Inc. (the "Company") and Cardinal Merger Sub., Inc, a wholly-owned subsidiary of the Company (the "Purchaser"), executed a definitive agreement and plan of merger (the "Merger Agreement") providing for the acquisition of Cerprobe Corporation ("Cerprobe"). Pursuant to the terms of the Merger Agreement, as negotiated by the Company and Cerprobe, on October 25, 2000, the Purchaser commenced a cash tender offer (the "Offer") for all outstanding shares of common stock of Cerprobe (the "Shares") for $20.00 per share. The Offer expired on Wednesday, November 22, 2000 at 12:00 midnight, EST. On November 24, 2000, the Offer was completed and the Purchaser accepted for payment 8,858,449 Shares (or 92.5% of the outstanding Shares) validly tendered in the offer. On November 28, 2000 Purchaser accepted for payment an additional 134,707 Shares (or 1.4% of the outstanding Shares) validly tendered under Notices of Guaranteed Delivery.

         Following the completion of the Offer, on November 30, 2000 Purchaser merged with and into Cerprobe, with Cerprobe surviving as a wholly-owned subsidiary of the Company (the "Merger"). In the Merger, those shareholders of Cerprobe who did not tender their Shares (other than the Company and its subsidiaries and those stockholders exercising appraisal rights) were entitled to receive $20.00 per share.

         The description of the acquisition transaction set forth herein is qualified in its entirety by the Merger Agreement, which is incorporated by reference as Exhibit D(1) to the Company's Form TO filed on October 25, 2000.

         The total amount of funds required by the Company to consummate the Offer and Merger and to pay related fees is estimated to be approximately $225 million. The Company paid the purchase price from available cash. The acquisition will be accounted for as a purchase.

         The acquisition included all of the assets and liabilities of Cerprobe. The acquired assets were used by Cerprobe in the business of the manufacture and sale of semiconductor test interconnect solutions. The Company intends to continue to use the acquired assets in the same business.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed within the time period required under applicable regulations under the Securities and Exchange Act of 1934.

    (b) PRO-FORMA FINANCIAL INFORMATION. It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed within the time period required under applicable regulations under the Securities and Exchange Act of 1934.

    (c)  EXHIBITS.

         Exhibit 2.1 Agreement and Plan of Merger, dated as of October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub.,Inc. and Cerprobe Corporation.(incorporated by reference from Exhibit D(1) to the Company's Form TO filed on October 25, 2000.)

         Exhibit 2.2 Stock Option Agreement, dated October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub., Inc. and Cerprobe Corporation. (incorporated by reference from Exhibit D(2) to the Company's Form TO filed on October 25, 2000.)
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KULICKE AND SOFFA INDUSTRIES, INC.

Date: December 6, 2000                  By:   /s/ Clifford G. Sprague
                                              -----------------------
                                              Clifford G. Sprague
                                              Senior Vice President and
                                              Chief Financial Officer
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EXHIBIT INDEX


         2.1 Agreement and Plan of Merger, dated as of October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub.,Inc. and Cerprobe Corporation.(incorporated by reference from Exhibit D(1) to the Company's Form TO filed on October 25, 2000.)

         2.2 Stock Option Agreement, dated October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub., Inc. and Cerprobe Corporation. (incorporated by reference from Exhibit D(2) to the Company's Form TO filed on October 25, 2000.)